EXHIBIT (a)(6)

Offer to Holders

of

36,380,195 Outstanding Warrants

ATS CORPORATION

to Allow Warrants to be Tendered for Exercise as follows:

(i) For each 12.5 Warrants tendered, a holder will receive one share of Common Stock, on a cashless basis, and (ii) For each 10 Warrants tendered in the cashless exercise, a holder may also exercise one additional Warrant at a reduced cash exercise price of $2.25 per share of Common Stock

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON MAY 6, 2008, UNLESS THE OFFER IS EXTENDED.

April 8, 2008

To Our Clients:

Enclosed for your consideration are the Offer Letter, dated April 8, 2008 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the Offer by ATS Corporation, a Delaware corporation (the “Company”), for a period ending on May 6, 2008, unless extended (the “Expiration Date”), to the holders of the Company’s publicly-traded warrants (the “Warrants”) that are outstanding, which were issued by Federal Services Acquisition Corporation, the Company’s legal predecessor, in its initial public offering.  Pursuant to the Offer, Warrant holders may  tender their Warrants for shares of common stock, par value $0.0001 per share (the “Common Stock”), as follows:

•                                          A holder may tender Warrants for exercise on a cashless basis.  For each 12.5 Warrants tendered, the holder will receive one share of Common Stock, without paying a cash exercise price.  A holder may tender as few or as many Warrants as the holder elects.

•                                          For each 10 Warrants a holder tenders in the cashless exercise, the holder may also exercise one additional Warrant for cash by paying a reduced exercise price of $2.25 for one share of Common Stock.  Exercising Warrants at the reduced cash price is not a requirement to participating in the cashless exercise described above.

WARRANTS WHICH ARE NOT TENDERED WILL RETAIN THEIR CURRENT TERMS, INCLUDING THE CURRENT $5.00 EXERCISE PRICE AND EXPIRATION DATE OF OCTOBER 19, 2009. Investing in the Company’s securities involves a high degree of risk. See “Risk Factors” in Section 12 of the enclosed Offer Letter for a discussion of information that you should consider before tendering Warrants in this Offer.

IT IS THE COMPANY’S CURRENT INTENT NOT TO CONDUCT ANOTHER OFFER TO PROMOTE THE EARLY EXERCISE OF THE WARRANTS, BUT THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE, AS WELL AS TO REDEEM THE WARRANTS IF AND WHEN IT IS PERMITTED TO DO SO PURSUANT TO THE WARRANT TERMS. PURSUANT TO THEIR ORIGINAL TERMS, THE WARRANTS MAY BE REDEEMED IN WHOLE OR IN PART AT A PRICE OF $0.01 PER WARRANT IF THE SALES PRICE OF THE COMPANY’S COMMON STOCK EQUALS OR EXCEEDS $8.50 PER SHARE FOR ANY 20 TRADING DAYS WITHIN A 30 TRADING DAY PERIOD ENDING 3 BUSINESS DAYS BEFORE A NOTICE OF REDEMPTION IS SENT.

You may exercise some or all of your Warrants, and you may exercise your Warrants pursuant to the methods identified above.  If you want to exercise Warrants in this Offer, please specify the method of exercising your Warrants you are using. If you are using more than one method of exercising your Warrants, please specify the number of Warrants for each method. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Warrants. In addition, in the event Warrants you wish to exercise pursuant to the Offer are included as part of a unit held by you (comprised of one share of Common Stock and two Warrants, a “Unit”), you must instruct us in the accompanying letter from you to separate the Units prior to exercise.

If you tender Warrants, you may withdraw your tendered Warrants before the Expiration Date and retain them on their original terms, by following the instructions herein, subject to the following.  If you tendered Warrants for both cashless exercise and cash exercise at the reduced price, then before the Expiration Date:

•              you may withdraw some or all of the Warrants tendered for cash exercise without affecting the Warrants tendered for cashless exercise; but

•              if you withdraw some or all of the Warrants tendered cashless exercise, you will be required to withdraw (or you will be treated as having withdrawn) Warrants tendered in the cash exercise, if your tender for cash exercise exceeds the limit of one Warrant for each 10 Warrants tendered for cashless exercise.

Upon the terms and subject to the conditions of the Offer, the Company will accept for exercise Warrants validly tendered.  In all cases, Warrants will only be accepted for exercise pursuant to the Offer after timely receipt of the depositary of certificates for Warrants either physically or through the book-entry delivery, a properly completed and duly executed Letter of Transmittal or manually signed photocopy thereof, and, (i) in the event of an exercise by exchange, the surrender of Warrants being tendered and (ii) in the event of an exercise by cash in conjunction with an exchange, a certified bank check or wire transfer of immediately available funds in accordance with the amount of the purchase price of the Common Stock.

We are the owner of record of shares held for your account. As such, we are the only ones who can exercise and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exercise and tender Warrants we hold for your account.

Please instruct us as to whether you wish us to exercise any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.             The Offer is subject to certain conditions set forth in Sections 1 through 4 of the Offer Letter.

2.             The Offer and withdrawal rights will expire at 5 p.m., Eastern Daylight Time, on May 6, 2008, unless the Company extends the Offer.

3.             The Offer is for 36,380,195 Warrants, constituting 100% of the total number of the Company’s publicly-traded outstanding Warrants as of April 3, 2008.

4.             Tendering Warrant holders who are registered Warrant holders or who tender their shares directly to Continental Stock Transfer & Trust Company, the Depositary for the Offer, will not be obligated to pay any brokerage commissions.

5.             If your Warrants are held as part of the Company’s outstanding Units, you must first instruct us to separate the Units before the Warrants can be exercised.

If you wish to have us exercise any or all of your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exercise your Warrants, we will exercise and tender all your Warrants unless you specify otherwise on the attached Instruction Form.

NO FRACTIONAL SHARES WILL BE ISSUED IN THE OFFER. IF YOU ELECT TO EXERCISE WARRANTS AND YOUR EXERCISE WOULD RESULT IN A FRACTIONAL SHARE OF COMMON STOCK TO BE ISSUED, YOU WILL RECEIVE THE MARKET VALUE OF SUCH FRACTIONAL SHARE BASED ON THE CLOSING PRICE OF THE COMMON STOCK ON THE DAY IMMEDIATELY PRECEDING THE EXPIRATION DATE.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., Eastern Daylight Time, on May 6, 2008, unless the Offer is extended.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all record holders of Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer. However, neither the Company’s management nor its Board of Directors, officers, or employees, nor the Depositary makes any recommendation to any warrant holder as to whether to exercise or refrain from exercising any Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information regarding the Offer and should consult your own investment and tax advisors to determine whether you want to exercise your Warrants and, if so, how many Warrants to exercise and by which method. In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

INSTRUCTION FORM WITH RESPECT TO

Offer to Holders

of

36,380,195 Outstanding Warrants

ATS CORPORATION

to Allow Warrants to be Tendered for Exercise as follows:

(i) For each 12.5 Warrants tendered, a holder will receive one share of Common Stock, on a cashless basis, and (ii) For each 10 Warrants tendered in the cashless exercise, a holder may also exercise one additional Warrant at a reduced cash exercise price of $2.25 per share of Common Stock

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON MAY 6, 2008, UNLESS THE OFFER IS EXTENDED.

The undersigned acknowledges receipt of your letter to clients and the enclosed Offer Letter, dated April 8, 2008 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the Offer by ATS Corporation, a Delaware corporation (the “Company”), for a period ending on May 6, 2008, unless extended, to the holders of the Company’s publicly-traded warrants (the “Warrants”) that are outstanding, which were issued by Federal Services Acquisition Corporation, the Company’s legal predecessor, in its initial public offering. Pursuant to the Offer, Warrant holders may  tender their Warrants for shares of common stock, par value $.0001 per share (the “Common Stock”), as follows:

•                                          A holder may tender Warrants for exercise on a cashless basis.  For each 12.5 Warrants tendered, the holder will receive one share of Common Stock, without paying a cash exercise price.  A holder may tender as few or as many Warrants as the holder elects.

•                                          For each 10 Warrants a holder tenders in the cashless exercise, the holder may also exercise one additional Warrant for cash by paying a reduced exercise price of $2.25 for one share of Common Stock.  Exercising Warrants at the reduced cash price is not a requirement to participating in the cashless exercise described above.

The undersigned hereby instructs you to exercise the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

☐                                    Please check if any or all of your Warrants being exercised are part of a unit (consisting of one share of Common Stock and two Warrants, a “Unit”).  As the Warrants you are being instructed to exercise pursuant to the Offer are held as part of a Unit, please separate the Unit and undertake all actions necessary to allow for the exercise of the outstanding Warrants.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Company’s Common Stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

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Number of Warrants to be exercised by you for the account of the undersigned:

** Warrants exercised pursuant to Cashless Tender

** Warrants exercised pursuant to reduced $2.25 Cash Exercise Price

**	Unless otherwise indicated, it will be assumed that all Warrants that can be exercised pursuant to the Offer and held by us for your account are to be exercised.

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date:

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